Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]

                      Royal Bank of Canada

                      Senior Global Medium-Term Notes, Series C

                      Bullish Buffered Index-Linked Enhanced Return Notes


                                  GENERAL TERMS

     Royal Bank of Canada may offer and sell index-linked enhanced return notes from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the bullish buffered enhanced return notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

     The bullish buffered enhanced return notes are non-principal-protected notes linked to the performance of an index. Your notes will be linked to the performance of the index specified in the applicable pricing supplement. We describe certain common indices in this product prospectus supplement, although your pricing supplement may identify any index whether or not it is described in this product prospectus supplement. The Payment at Maturity, or upon the occurrence of an Automatic Call, on your notes will be based on the performance of the index during the term of your notes. Your principal amount will be protected only if the Percentage Change in your notes is positive or if the Final Index Level does not fall below the Initial Index Level by more than the Buffer Percentage. The notes are designed for investors who are seeking exposure to the specified index and who anticipate that the value of that index will increase from its Initial Index Level on the Initial Valuation Date to the Final Index Level on the Final Valuation Date or dates as the case may be, shortly before the Maturity Date of the relevant series of notes. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be significantly less than the principal amount of the notes. Investors must also be willing to have their notes automatically called, as a result of the Automatic Call feature, with a return equal to the Call Coupon. In addition, returns on the notes are subject to the cap described in this product supplement and the applicable pricing supplement.

     THE BULLISH BUFFERED ENHANCED RETURN NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY, AND ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE UNDERLYING INDEX IF THAT DECLINE, BETWEEN THE INITIAL VALUATION DATE AND THE FINAL VALUATION DATE OR DATES, IS MORE THAN THE BUFFER PERCENTAGE. YOU WILL LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT IF THE FINAL INDEX LEVEL FALLS BELOW THE INITIAL INDEX LEVEL BY MORE THAN THE BUFFER PERCENTAGE.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation.

Issue:                        Senior Global Medium-Term Notes, Series C.

Underlying Index:             As specified in the relevant pricing supplement.

Minimum Investment            As specified in the relevant pricing supplement.

Denomination:                 Unless otherwise specified in the relevant pricing
                              supplement, each note will be issued in
                              Denominations of $1,000 and integral multiples thereof.

Buffer: As specified in the relevant pricing supplement (either a Leveraged Buffer or a Unleveraged Buffer).

Automatic Call:               Inapplicable, unless specified as "Applicable" in
                              the relevant pricing supplement.

Automatic Call Provisions:    If the Automatic Call feature is specified in the
                              relevant pricing supplement as being "Applicable," then the following provisions shall apply:

                              Automatic        For notes with Intra-Day
                              Call:            Monitoring, if, at any time
                                               during the Call Monitoring
                                               Period, the trading level of the
                                               Underlying Index is greater than
                                               or equal to the Call Barrier
                                               Level, then the notes will be
                                               automatically called (an
                                               "Automatic Call") for a cash
                                               payment per note equal to the
                                               Call Payment Amount, payable on
                                               the Call Settlement Date.
                                               For notes with Close-of-Trading
                                               Monitoring, if, on any trading
                                               day during the Call Monitoring
                                               Period, the closing level of the
                                               Underlying Index is greater than
                                               or equal to the Call Barrier
                                               Level, then the notes will be
                                               automatically called for a cash
                                               payment per note equal to the
                                               Call Payment Amount, payable on
                                               the Call Settlement Date.

                                               We refer to the day upon which
                                               the Automatic Call occurred as
                                               the "Call Date").

                                               The relevant pricing supplement
                                               will specify whether Intra-Day
                                               Monitoring or Close-of-Trading
                                               Monitoring is applicable to the
                                               notes.

                              Call Payment     Principal Amount + (Principal
                              Amount:          Amount x Call Coupon)

                              Call Monitoring  Unless otherwise specified in the
                              Period: relevant pricing supplement, each day from but excluding the pricing date to and including the Final Valuation Date.

                              Call Barrier     As specified in the relevant
                              Level:           pricing supplement.

                              Call Settlement  Unless otherwise specified in the
                              Date: relevant pricing supplement, the third business day after the Call Date or, if the Call Date is the Final Valuation Date, the
                                               Maturity Date subject to
                                               postponement as described under
                                               "General Terms of the Bullish
                                               Buffered Enhanced Return Notes --
                                               Maturity Date."

                              Call Coupon:     Expressed as a percentage and
                                               specified in the relevant pricing
                                               supplement.

Payment at Maturity:          Payment at Maturity will be based on the
                              performance of the Underlying Index and will be calculated using the following formula:

                              If the Final Index Level is greater than the Initial Index Level, then, at maturity, the investor will receive:

                              (a) For notes with a Participation Coupon, the lesser of:

                                1. Principal Amount + (Principal Amount x
                                   Percentage Change x Leverage Factor); and

                                2. Maximum Redemption Amount

                              or

                              (b) For notes with a Digital Coupon, an amount equal to:

                                   Principal Amount + (Principal Amount x
                                   Digital Coupon)

                              If the Final Index Level is equal to the Initial Index Level or decreases below the Initial Index Level by no more than the Buffer Percentage, then, at maturity, the investor will receive the Principal Amount.

                              If the Final Index Level decreases below the Initial Index Level by more than the Buffer Percentage, then, at maturity, the investor will receive less than all of the Principal Amount, in an amount equal to:

                               (a) For notes subject to a Leveraged Buffer:

                               Principal Amount + [(Principal Amount x
                               (Percentage Change + Buffer Percentage)) x
                               Downside Multiplier]

                               or

                               (b) For notes subject to an Unleveraged
                                   Buffer:

                                   Principal Amount  +  (Principal Amount x
                                   (Percentage Change + Buffer Percentage))

Percentage Change:            The Percentage Change, expressed as a percentage,
                              is calculated using the following formula:

                                   Final Index Level - Initial Index Level
                                   ---------------------------------------
                                             Initial Index Level

Maximum Redemption            As specified in the relevant pricing supplement,
Amount:                       if applicable.

Buffer Percentage:            As specified in the relevant pricing supplement.

Downside Multiplier:          As specified in the relevant pricing supplement,
                              if applicable.

Leverage Factor:              As specified in the relevant pricing supplement,
                              if applicable.

Digital Coupon:               As specified in the relevant pricing supplement,
                              if applicable.

Initial Index Level:          As specified in the relevant pricing supplement.

Final Index Level:            The closing level of the Underlying Index on the
                              Final Valuation Date or the arithmetic average of the closing level of the Underlying Index on each of the valuation dates, or any other dates specified in the relevant pricing supplement, subject to anti-dilution adjustment.

Initial Valuation Date:       As specified in the relevant pricing supplement.

Issuance Date:                As specified in the relevant pricing supplement.

Final Valuation Date(s):      The Final Index Level will be determined either on
                              a single date, which we refer to as the
                              observation date, or over several dates, each of which we refer to as an averaging date, as specified in the relevant pricing supplement. We refer to such dates generally as valuation dates in this product prospectus supplement. Unless otherwise specified in the relevant pricing supplement, the valuation date will be the third trading day prior to the Maturity Date, subject to extension for up to ten business days for market disruption events.

Maturity Date:                As specified in the relevant pricing supplement,
                              subject to any prior Automatic Call, if
                              applicable.

CUSIP:                        As specified in the relevant pricing supplement.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation Agent:            The Bank of New York Mellon.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page 1 to read about investment risks relating to the bullish buffered enhanced return notes. Unless otherwise specified in the applicable pricing supplement, the principal of the bullish buffered enhanced return notes is not protected if the Final Index Level falls below the Initial Index Level by more than the Buffer Percentage and you could lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a bullish buffered enhanced return note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in a bullish buffered enhanced return note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

             Product Prospectus Supplement dated November 12, 2008.

--------------------------------------------------------------------------------
In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the bullish buffered enhanced return notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" or the "applicable pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

     The bullish buffered enhanced return notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The bullish buffered enhanced return notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the bullish buffered enhanced return notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

     The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                TABLE OF CONTENTS

Product Prospectus Supplement
Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Bullish Buffered Enhanced Return Notes....................................................PS-8
Hypothetical Returns on Your Notes............................................................................PS-18
Use of Proceeds And Hedging...................................................................................PS-19
Common Indices................................................................................................PS-20
Historical Trading Level Information..........................................................................PS-39
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-40
Supplemental Discussion of Federal Income Tax Consequences....................................................PS-42
Employee Retirement Income Security Act.......................................................................PS-45
Supplemental Plan of Distribution.............................................................................PS-46

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the index to which your notes are linked. You should carefully consider whether the bullish buffered enhanced return notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus, product prospectus supplement and the applicable pricing supplement, before investing in the notes.
--------------------------------------------------------------------------------

Your Investment in the Notes May Result in a Loss.

     The notes do not guarantee any return of principal unless otherwise specified in the relevant pricing supplement. We will not repay you a fixed amount of principal on the notes on the Maturity Date. Unless your notes are automatically called upon the occurrence of an Automatic Call, the return on your notes at maturity will depend on the direction of and Percentage Change in the value of the Underlying Index from the Initial Valuation Date to the Final Valuation Date. Because the value of the Underlying Index will be subject to market fluctuations, the return on your notes you receive may be less than the principal amount per note. Unless your notes are automatically called upon the occurrence of an Automatic Call, if the Final Index Level falls below the Initial Index Level by more than the Buffer Percentage, the amount you receive at Maturity will be less than the principal amount per note even if the value of the Underlying Index is greater than the Initial Index Level at certain periods during the term of the notes. As a result, you may receive less, and possibly significantly less, than the principal amount on your note.

The Buffer Percentage Provides Only Limited Principal Protection.

     The principal amount of your notes is protected only if the Final Index Level is greater than the Initial Index Level or does not fall below the Initial Index Level by more than the Buffer Percentage. If the Final Index Level of your notes decreases below the Initial Index Level by more than the Buffer Percentage, you will lose some or all of your principal amount.

The Appreciation Potential of the notes, if an Automatic Call Occurs, will be Limited to the Call Payment Amount, and the Notes are Subject to an Automatic Call Prior to Maturity.

     The appreciation potential of the notes is limited by the Automatic Call and the corresponding Call Payment Amount. Once the trading level or closing level, as applicable, of the Underlying Index is greater than or equal to the Call Barrier Level during the Monitoring Period, the appreciation potential of the notes is limited to the Call Payment Amount. If an Automatic Call occurs, the return on the notes will equal the Call Coupon multiplied by the principal amount of the notes and will not be determined by reference to the change in level of the Underlying Index. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore your return may be less than the return you would have otherwise received if you had invested directly in the Underlying Index, or the stocks comprising the Underlying Index. In addition, the automatic call feature of the notes may shorten the term of your investment.

Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity.

     The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Your return may be less than the return you would earn if you bought a traditional interest bearing debt security of Royal Bank with the same stated Maturity Date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the notes do not guarantee the return of a principal amount on the Maturity Date.

The Notes Do Not Pay Interest or Guarantee Return of Your Investment.

     The notes do not pay interest prior to maturity or an Automatic Call and may return less, possibly significantly less, than the principal amount invested. The amount payable at maturity will be determined pursuant to the terms described in the pricing supplement. Unless your notes are automatically called upon the occurrence of an Automatic Call, if the Underlying Index depreciates between the Initial Valuation Date and the Final Valuation Date by more than the Buffer Percentage, at maturity you will lose a portion of your principal amount at a rate specified in the relevant pricing supplement.

Your Potential Payment at Maturity May Be Limited.

     The notes may provide less opportunity to participate in the appreciation of the Underlying Index than an investment in a security linked to the Underlying Index providing full participation in the appreciation, because the return on the notes is capped by either the Digital Coupon amount or the Maximum Redemption Amount. Moreover, if an Automatic Call occurs, the return on your notes will be limited to the Call Payment Amount. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Underlying Index.

Owning the Notes Is Not the Same as Owning the Constituent Stocks of the Underlying Index or a Security Directly Linked to the Performance of the Underlying Index.

     The return on your notes will not reflect the return you would realize if you actually owned the constituent stocks of the Underlying Index or a security directly linked to the positive performance of the Underlying Index and held such investment for a similar period because:

     o the return on the notes at maturity is limited to the Maximum Redemption Amount or Digital Coupon or, upon the occurrence of an Automatic Call, to the Call Payment Amount; and

     o the level of the Underlying Index is calculated in part by reference to the prices of the Underlying Index's constituent stocks without taking into consideration the value of dividends paid on those stocks.


     Even if the level of the Underlying Index appreciates from the Initial Index Level during the term of the notes, the market value of the notes prior to maturity may not increase by the corresponding amount. It is also possible for the market value of the notes prior to maturity to decline while the level of the Underlying Index appreciates.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

     There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

     If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

     The notes have not been designated for trading in the PORTAL system maintained by the Financial Industry Regulatory Authority.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

     The following factors, which are beyond our control, may influence the market value of your notes:

     o    the trading or closing level of the Underlying Index;

     o the Maximum Redemption Amount, Digital Coupon or, upon the occurrence of an Automatic Call, the Call Payment Amount, on the notes could limit any potential return you may receive;

     o the volatility (i.e., the frequency and magnitude of changes) of the level of the Underlying Index;

     o the dividend rate on Underlying Index's constituent stocks (while not paid to holders of the notes, dividend payments on the Underlying Index's constituent stocks may influence the market level of the Underlying Index and the market value of options on the Underlying Index and may therefore affect the market value of the notes);

     o economic, financial, regulatory, political, military, judicial and other events that affect stock markets generally and U.S stock markets in particular, and which may affect the market level of the Underlying Index;

     o    interest and yield rates in the market;

     o    the time remaining to maturity; and

     These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the Underlying Index based on its historical performance.

If the level of the Underlying Index Changes, the Market Value of Your Notes May Not Change in the Same Manner.

     Your notes may trade quite differently from the Underlying Index. Changes in the level of the Underlying Index may not result in comparable changes in the market value of your notes. If the closing index level of the Underlying Index on any trading day increases above the Initial Index Level, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Underlying Index to increase while the value of the notes declines.

We Will Not Hold Shares of the Underlying Index Constituent Stocks for Your Benefit.

     The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Index constituent stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the Underlying Index's constituent stocks for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any such stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Underlying Index Constituent Stock at Maturity.

     Investing in the notes will not make you a holder of any of the Underlying Index's constituent stocks. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the Underlying Index's constituent stocks.

Changes that Affect the Underlying Index will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

     The policies of the sponsor of the Underlying Index named in the applicable pricing supplement (the "Index Sponsor") concerning the calculation of the Underlying Index, additions, deletions or substitutions of the constituent stocks in the Underlying Index and the manner in which changes affecting those constituent stocks or the issuers thereof, such as stock dividends, reorganizations or mergers, may be reflected in the Underlying Index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the Underlying Index, or if the Index Sponsor discontinues or suspends calculation or publication of the Underlying Index, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Final Index Level is not available because of a market disruption event or for any other reason and no successor index is selected, the Calculation Agent--which initially will be The Bank of New York Mellon--may determine the Final Index Level or fair market value of the notes --and thus the Final Index Level and the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Index Constituent Stocks, Futures, Options, Exchange-Traded Funds or Other Derivative Products on the Underlying Index Constituent Stocks or the Underlying Index May Impair the Market Value of the Notes.

     As described below under "Use of Proceeds and Hedging", we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Underlying Index's constituent stocks, futures or options on the constituent stocks or the Underlying Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Index's constituent stocks or the Underlying Index, and we may adjust these hedges by, among other things, purchasing or selling Underlying Index's constituent stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Index or the Underlying Index's constituent stocks at any time. Although they are not expected to, any of these hedging activities may decrease the market price of the Underlying Index's constituent stocks and/or the level of the Underlying Index, and, therefore, decrease the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

     We or one or more of our affiliates may also engage in trading in the Underlying Index's constituent stocks and other investments relating to those stocks or the Underlying Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could decrease the market price of the Underlying Index's constituent stocks and/or the level of the Underlying Index and, therefore, decrease the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Underlying Index's constituent stocks or the Underlying Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Our Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity.

     The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. We expect that this effect will be greater if it occurs earlier in the term of the notes than if it occurs later in the term of the notes.

We Have No Affiliation With the Index Sponsor and Will Not Be Responsible for its Public Disclosure of Information.

     The Index Sponsor is not an affiliate of ours and is not involved in any of our offerings of notes pursuant to this product prospectus supplement in any way. Consequently, we have no control of the actions of the issuer of the Underlying Index, including any corporate actions of the type that would require the Calculation Agent to adjust the payment to you at maturity. The Index Sponsor has no obligation of any sort with respect to the notes. Thus, the Index Sponsor has no obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of the notes. None of the money you pay for the notes will go to the Index Sponsor.

     In addition, as we are not affiliated with the Index Sponsor, we do not assume any responsibility for the adequacy of the information about the Underlying Index or the Index Sponsor contained in this product prospectus supplement, any pricing supplement or in any of the Index Sponsor's publicly available filings. We are not responsible for such Index Sponsor's public disclosure of information on itself or the Underlying Index, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Underlying Index and its sponsor.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

     As noted above, we and our affiliates expect to engage in trading activities related to the Underlying Index and the Underlying Index's constituent stocks that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Underlying Index and the price of the Underlying Index constituent stocks, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Underlying Index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the issuers of the Underlying Index's constituent stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market level of the Underlying Index and the prices of the Underlying Index's constituent stocks and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Index Level on the Final Valuation Date if a Market Disruption Event Occurs on the Final Valuation Date.

     The determination of the Final Index Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date with respect to the Underlying Index. If such a postponement occurs, the Calculation Agent will use the closing level of the Underlying Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date be postponed by more than ten business days. As a result, the Maturity Date for the notes could also be postponed, although not by more than ten business days.

     If the determination of the Final Index Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Index Level will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Final Index Level that would have prevailed in the absence of the market disruption event.

See "General Terms of the Bullish Buffered Enhanced Return Notes--Market Disruption Events" beginning on page PS-12.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

     The Calculation Agent will, among other things, decide the amount of your Payment at Maturity on the notes. We may change the Calculation Agent after the original issue date without notice to you. For a fuller description of the Calculation Agent's role, see "General Terms of the Bullish Buffered Enhanced Return Notes--Role of Calculation Agent". The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Underlying Index has occurred. This determination may, in turn, depend on the Calculation Agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the Calculation Agent will affect the Payment at Maturity on the notes, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Underlying Index Should Not Be Taken as an Indication of the Future Performance of the Underlying Index During the Term of the Notes.

     The performance of the Underlying Index will principally determine the value of the notes at maturity and the extent to which there may occur an Automatic Call prior to maturity. The historical performance of the Underlying Index does not necessarily give an indication of the future performance of the Underlying Index. As a result, it is impossible to predict whether the level of the Underlying Index will rise or fall during the term of the notes. The level of the Underlying Index will be influenced by complex and interrelated political, economic, financial and other factors.

Significant Aspects of the Tax Treatment of the Notes are Uncertain.

     The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

     On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

     In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

     Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

     The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

     This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the bullish buffered enhanced return notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the bullish buffered enhanced return notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the bullish buffered enhanced return notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

           GENERAL TERMS OF THE BULLISH BUFFERED ENHANCED RETURN NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Bullish Buffered Enhanced Return Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

     In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the bullish buffered enhanced return notes, including your notes:

Specified Currency

     Unless otherwise specified in the relevant pricing supplement, all payments, if any, of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

     The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

     Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

     o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below;

     o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below; and

     o a trading day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

     Please note that the information about the Issuance or Initial Valuation Date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Underlying Index and Index Sponsor

     In this product prospectus supplement, when we refer to the Underlying Index, we mean the Underlying Index as specified in the relevant pricing supplement, and when we refer to the Index Sponsor, we mean the sponsor specified in the applicable pricing supplement, except as described under "-- Discontinuation of the Underlying Index" below.

     The notes have not been passed on by the Index Sponsor as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the Index Sponsor. The trademarks, service marks or registered trademarks of the sponsor of the Underlying Index are the property of their owner. The Index Sponsor makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This product prospectus supplement relates only to the notes offered by the relevant pricing supplement and does not relate to any index of a sponsor.

     Information regarding an Underlying Index or an Index Sponsor may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the Underlying Index or any other publicly available information regarding the Index Sponsor. In connection with any issuance of notes under the product prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Index Sponsor. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the Underlying Index (and therefore the levels of the Underlying Index at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Index Sponsor could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Payment at Maturity

     At maturity, if an Automatic Call has not occurred you will receive a cash payment that is based on the value of the Underlying Index. The value of the Underlying Index may be calculated by reference to equity securities or to futures contracts on the Underlying Index. If the Final Index Level is greater than the Initial Index Level, you will receive a return on the notes based on either a Participation Coupon or a Digital Coupon, as specified in the applicable pricing supplement

     If your notes have a Participation Coupon, the return on the notes will be enhanced by a Leverage Factor up to a Maximum Redemption Amount on the notes. The Leverage Factor and Maximum Redemption Amount for any note that we may offer will be specified in the applicable pricing supplement.

     If your notes have a Digital Coupon, you will receive interest on your notes for the entire term of the notes equal to the Digital Coupon specified in the applicable pricing supplement.

     If the notes are automatically called upon the occurrence of an Automatic Call, then you will receive in cash the principal amount plus the Call Payment Amount, as set out under "Automatic Call," below. The notes will not pay interest.

     If the return on the Underlying Index is negative, the return on the notes may be less than the principal amount, depending on whether the Final Index Level falls below the Initial Index Level by more than the Buffer Percentage.

     The Payment at Maturity is based on the Percentage Change of the Underlying Index. The Percentage Change is the difference between the Final Index Level and the Initial Index Level and is expressed as a percentage of the Initial Index Level. The Percentage Change, and in turn, the Percentage Change may be positive or negative and is calculated using the following formula:

                     Final Index Level - Initial Index Level
                     ---------------------------------------
                               Initial Index Level

     If the Final Index Level is greater than the Initial Index Level, then, at maturity, the investor will receive:

(a)  For notes with a Participation Coupon, the lesser of:

  1. Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and
  2. Maximum Redemption Amount

or

(b)  For notes with a Digital Coupon, an amount equal to:

     Principal Amount = (Principal Amount x Digital Coupon)


     If the Final Index Level is equal to the Initial Index Level or decreases below the Initial Index Level by no more than the Buffer Percentage, then, at maturity, the investor will receive the Principal Amount.

     If the Final Index Level decreases below the Initial Index Level by more than the Buffer Percentage, then, at maturity, the investor will receive less than all of the Principal Amount, in an amount equal to:

     (a)  For notes subject to a Leveraged Buffer:

     Principal Amount + [(Principal Amount x (Percentage Change + Buffer Percentage)) x Downside Multiplier]

or,

(b)  For notes subject to an Unleveraged Buffer:

     Principal Amount + (Principal Amount x (Percentage Change + Buffer Percentage))

The Buffer will be specified in the relevant pricing supplement (either a Leveraged Buffer or an Unleveraged Buffer).

The Leverage Factor will be specified in the relevant pricing supplement, if applicable.

The Maximum Redemption Amount will be specified in the relevant pricing supplement, if applicable.

The Buffer Percentage will be specified in the relevant pricing supplement.

The Downside Multiplier will be specified in the relevant pricing supplement, if applicable.

The Digital Coupon will be specified in the relevant pricing supplement, if applicable.



Automatic Call

If the Automatic Call feature is specified in the relevant pricing supplement as being "Applicable," then the following provisions shall apply:

     For notes with Intra-Day Monitoring, if, at any time during the Call Monitoring Period, the trading level of the Underlying Index is greater than or equal to the Call Barrier Level, then the notes will be automatically called (an "Automatic Call") on such trading day (the "Call Date") for a cash payment per note equal to the Call Payment Amount, payable on the Call Settlement Date.

     For notes with Close-of-Trading Monitoring, if, on any trading day during the Call Monitoring Period, the closing level of the Underlying Index is greater than or equal to the Call Barrier Level, then the notes will be automatically called (an "Automatic Call") on such trading day (the "Call Date") for a cash payment per note equal to the Call Payment Amount, payable on the Call Settlement Date.

     The relevant pricing supplement will specify whether Intra-Day Monitoring or Close-of-Trading Monitoring is applicable to the notes.

     The Call Payment Amount will be: Principal Amount + (Principal Amount x Call Coupon).

     The Call Monitoring Period will be, unless otherwise specified in the relevant pricing supplement, each day from the pricing date to and including the Final Valuation Date.

     The Call Barrier Level will be specified in the relevant pricing supplement.

     The Call Settlement Date will be, unless otherwise specified in the relevant pricing supplement, the third business day after the Call Date or, if the Call Date is the Final Valuation Date, the Maturity Date subject to postponement as described under "General Terms of the Bullish Buffered Enhanced Return Notes -- Maturity Date."

     The Call Coupon will be expressed as a percentage and specified in the relevant pricing supplement.

The Formula for Calculating the Payment at Maturity of the Notes if an Automatic Call Has Not Occurred Does Not Take Into Account All Developments in the Applicable Index

     Changes in the Underlying Index during the term of the notes before the Final Valuation Date or dates specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable at maturity of the notes. The Calculation Agent will calculate this amount by comparing only the level of the Underlying Index on the Initial Valuation Date relative to the level of the Underlying Index on the Final Valuation Date or dates. No other levels or values will be taken into account. As a result, you may lose some or all of your principal even if the Underlying Index has risen at certain times during the term of the notes before falling to a level below its initial level on the Final Valuation Date or dates.

Maturity Date

     The Maturity Date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the Maturity Date will be the next following business day. If the third trading day before the Maturity Date is not the valuation date described below, however, then the Maturity Date will be the third business day following the valuation date, provided that the Maturity Date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. The Calculation Agent may postpone the valuation date -- and therefore the Maturity Date -- if a market disruption event occurs or is continuing on a day that would otherwise be the valuation date. We describe market disruption events under "-- Market Disruption Event" below. No interest will accrue past the Maturity Date specified in the relevant pricing supplement.

Final Valuation Date

     Unless otherwise specified in the relevant pricing supplement, the Final Valuation Date will be the third trading day before the date specified as the Maturity Date in the relevant pricing supplement, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that third prior trading day. If a market disruption event occurs, the Final Valuation Date will be the first following trading day on which the Calculation Agent determines that a market disruption event is not continuing. In no event, however, will the Final Valuation Date be later than the relevant specified Maturity Date or, if the relevant specified Maturity Date is not a business day, later than the first business day after the relevant specified date.

Discontinuation of the Underlying Index

     If the Index Sponsor discontinues publication of an Underlying Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Underlying Index (a "successor index"), then, upon the Calculation Agent's notification of any determination to the trustee and Royal Bank, the Calculation Agent will substitute the successor index as calculated by the Index Sponsor or any other entity for the Underlying Index and calculate the Final Index Level or the closing or trading level, as applicable, if the relevant pricing supplement specifies that the Automatic Call provisions are "Applicable." Upon any selection by the Calculation Agent of a successor index, Royal Bank will cause notice to be given to holders of the securities.

     If the Index Sponsor discontinues publication of the Underlying Index and:

     o    the Calculation Agent does not select a successor index, or

     o the successor index is no longer published on any of the relevant trading days,

the Calculation Agent will compute a substitute level for the Underlying Index in accordance with the procedures last used to calculate the level of the Underlying Index before any discontinuation but using only those securities that composed the Underlying Index prior to such discontinuation. If a successor index is selected or the Calculation Agent calculates a level as a substitute for the Underlying Index as described below, the successor index or level will be used as a substitute for the Underlying Index for all purposes going forward, including for purposes of determining whether a market disruption event (as defined below) exists, even if the Index Sponsor elects to begin republishing the Underlying Index, unless the Calculation Agent in its sole discretion decides to use the republished Underlying Index.

     If the Index Sponsor discontinues publication of the Underlying Index before the valuation date or the Call Date, as applicable, if the relevant pricing supplement specifies that the Automatic Call provisions are "Applicable", and the Calculation Agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of:

     o    an Automatic Call, if applicable

     o    the determination of the Final Index Level, or

     o a determination by the Calculation Agent that a successor index is available,

the Calculation Agent will determine the level that would be used in computing the maturity payment amount as described in the preceding paragraph as if that day were a trading day.

     Notwithstanding these alternative arrangements, discontinuation of the publication of the Underlying Index would be expected to adversely affect the value of, liquidity of and trading in the securities.

     If at any time the method of calculating the level of the Underlying Index or the level of the successor index, changes in any material respect, or if the Underlying Index or successor index is in any other way modified so that the Underlying Index or successor index does not, in the opinion of the Calculation Agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York City, New York, on each date that the closing level of the index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Underlying Index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the Underlying Index or such successor index, as so adjusted. Accordingly, if the method of calculating the Underlying Index or a successor index is modified and has a dilutive or concentrative effect on the level of such index e.g., due to a split, then the Calculation Agent will adjust such index in order to arrive at a level of such index as if it had not been modified, e.g., as if a split had not occurred.

     Neither the Calculation Agent nor Royal Bank will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Underlying Index or any successor index or as to modifications, adjustments or calculations by the Index Sponsor or any successor index sponsor in order to arrive at the level of the Underlying Index or any successor index.


Market Disruption Event

     A market disruption event, as determined by the Calculation Agent in its sole discretion, means a relevant exchange or any related exchange fails to open for trading during its regular trading session or the occurrence or existence of any of the following events:

     o a trading disruption, if the Calculation Agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange;

     o an exchange disruption, if the Calculation Agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange; or

     o    an early closure.

     For the purposes of determining whether a market disruption event exists at any time, if a market disruption event occurs in respect of a security included in the Underlying Index at any time, then the relevant percentage contribution of that security to the level of the Underlying Index will be based on a comparison of (i) the portion of the level of the Underlying Index attributable to that security and (ii) the overall level of the Underlying Index, in each case immediately before the occurrence of such market disruption event.

     A "trading disruption" means any suspension of or limitation imposed on trading by the relevant exchange or related exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchange or related exchange or otherwise, (i) relating to securities that compose 20 percent or more of the level of the Underlying Index or (ii) in options contracts or futures contracts relating to the Underlying Index on any relevant related exchange.

     An "exchange disruption" means any event (other than a scheduled early closure) that disrupts or impairs (as determined by the Calculation Agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant exchange or related exchange in securities that compose 20 percent or more of the level of the Underlying Index or (ii) effect transactions in options contracts or futures contracts relating to the Underlying Index on any relevant related exchange.

     An "early closure" means the closure on any exchange business day of any relevant exchange relating to securities that compose 20 percent or more of the level of the Underlying Index or any related exchange prior to its normally scheduled closing time unless such earlier closing time is announced by such exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange or related exchange on such exchange business day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such exchange business day.

     An "exchange" means the primary organized exchange or quotation system for trading any securities included in the Underlying Index and any successor to any such exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the Underlying Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the securities underlying the Underlying Index on such substitute exchange or quotation system as on the original exchange).

     An "exchange business day" means any trading day on which each exchange and related exchange is open for business during its regular trading session, notwithstanding any such exchange or related exchange closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.

     A "related exchange" means each exchange or quotation system on which futures or options contracts relating to the Underlying Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such Underlying Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Underlying Index on such temporary substitute exchange or quotation system as on the original related exchange).

Payment of Additional Amounts

     We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

     (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

     (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

     (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

          (a)  the due date for payment thereof, or

          (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

     (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

     For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

     We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and
(y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

     For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

     If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

     For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

     The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

     o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     o    no default quotation is obtained, or

     o every quotation of that kind obtained is objected to within five business days after the due date as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the Final Valuation Date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

     Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

     The Calculation Agent will make all determinations regarding the level of the Underlying Index, modified business days, market disruption events, the default amount, the Underlying Index level, and the amount payable on your notes. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the Calculation Agent.

     Please note that The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., is currently serving as the Calculation Agent for the notes. We may change the Calculation Agent for your notes at any time without notice and The Bank of New York Mellon may resign as Calculation Agent at any time upon 60 days' written notice to Royal Bank.

Special Calculation Provisions

Business Day

     When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the Maturity Date for your notes, all as described in this product prospectus supplement.

Trading Day

     When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Underlying Index is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Level

     The closing level for any Underlying Index on any day will be determined in the manner specified in the relevant pricing supplement.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

     The relevant pricing supplement may include a table or chart showing a hypothetical amount that could be delivered for your notes at maturity, based on a range of hypothetical Underlying Index levels and on various key assumptions (including whether or not the notes would be subject to an Automatic Call) shown in the relevant pricing supplement.

     Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market levels of the Underlying Index on the any valuation date as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market levels for the Underlying Index that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

     As calculated in the relevant pricing supplement, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Underlying Index directly. Among other things, the financial return on the Underlying Index would not be limited by the principal amount of your notes and an investment in the Underlying Index is likely to have tax consequences that are different from an investment in your notes.

     We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market levels of the Underlying Index or, therefore, the Final Index Level for your notes or whether your notes would be subject to an Automatic Call. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Underlying Index.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

     We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

     In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Underlying Index and/or listed and/or over-the-counter derivative instruments linked to the Underlying Index prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

     o acquire or dispose of the Underlying Index and Underlying Index's constituent stocks;

     o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Underlying Index and the Underlying Index's constituent stocks; or

     o    any combination of the above two.

     We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

     We or our affiliates may close out our or their hedge on or before the Final Valuation Date. That step may involve sales or purchases of the Underlying Index or over-the-counter derivative instruments linked to the Underlying Index.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Index, or in Options or Other Derivative Products Limited to the Underlying Index May Adversely Affect the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                                 COMMON INDICES

     The Underlying Index to which your notes are linked will be specified in the applicable pricing supplement. Below we have described several common indices to which your notes may be linked. The applicable pricing supplement may specify one of these indices or an index not described below.

Dow Jones EURO STOXX 50(R) Index

     We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index") contained in this product prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "EURO STOXX Index Sponsor"). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

     The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector Indices. The Dow Jones EURO STOXX Supersector Indices represent the Eurozone portion of the Dow Jones STOXX 600 Supersector indices (the "Dow Jones STOXX 600"). The Dow Jones STOXX 600 indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The stocks that compose the EURO STOXX Index are traded in Euros and in other European currencies.

     For each of the 18 Dow Jones EURO STOXX Supersector Indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

     Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the STOXX Ltd. Supervisory Board may make additions and deletions to the selection list.

     The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

     The EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index component stocks.

Dow Jones EURO STOXX 50(R) Index Calculation

     The EURO STOXX Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX Index value can be expressed as follows:

             Free float market capitalization of the EURO STOXX Index
Index  =     --------------------------------------------------------  x   1,000
         Adjusted base date market capitalization of the EURO STOXX Index

     The "free float market capitalization of the EURO STOXX Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX Index is being calculated.

     The EURO STOXX Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX Index values despite changes due to corporate actions.

     The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

License Agreement

     We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the notes.

     "Dow Jones EURO STOXX 50(R)" is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to Royal Bank, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the notes.

     The EURO STOXX Index Sponsor does not:

     o    Sponsor, endorse, sell or promote the notes.

     o Recommend that any person invest in the notes or any other financial products.

     o Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

     o Have any responsibility or liability for the administration, management or marketing of the notes.

     o Consider the needs of the notes or the owners of the notes in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

     The EURO STOXX Index Sponsor will not have any liability in connection with the notes. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

     o the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

     o    the accuracy or completeness of the EURO STOXX Index or its data;

     o the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;

     o any errors, omissions or interruptions in the EURO STOXX Index or its data; and

     o any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

     The licensing relating to the use of the EURO STOXX Index and trademark referred to above by Royal Bank is solely for the benefit of Royal Bank, and not for any other third parties.

The FTSE(TM) 100 Index

     The FTSE(TM) 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the "Exchange"). The FTSE(TM) 100 Index was developed with a base value of 1,000 as of January 3, 1984 and is maintained by FTSE International Limited. To qualify for inclusion in the FTSE(TM) 100 Index, companies must have a full listing on the Exchange with a Sterling or Euro denominated price, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional ("EMEA") Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE(TM) 100 Index. A constant number of constituents are maintained for the FTSE(TM) 100 Index.

Computation of the FTSE(TM) 100 Index

     For the purposes of computing the FTSE(TM) 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE(TM) 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company's total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE(TM) 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

     The FTSE(TM) 100 Index is calculated in real-time and published every 15 seconds during the FTSE(TM) 100 Index opening hours, using real time prices. The FTSE(TM) 100 Index return is calculated based on the closing levels of the FTSE(TM) 100 Index, as reported by Bloomberg L.P. The FTSE(TM) 100 Index is calculated by: (i) multiplying the per share price of each stock included in the FTSE(TM) 100 Index by the number of outstanding shares; (ii) calculating the sum of all these products (such sum, the "FTSE Aggregate Market Value") as of the starting date of the FTSE(TM) 100 Index; (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE(TM) 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE(TM) 100 Index; and (iv) multiplying the result by 1000.

License Agreement

     The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited or by the London Stock Exchange Plc or by The Financial Times Limited ("FT") and neither FTSE International Limited nor London Stock Exchange Plc nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSESM 100 Index and/or the figure at which the said index stands at any particular time on any particular day or otherwise. The FTSESM 100 Index is compiled and calculated by FTSE. However, neither FTSE nor London Stock Exchange Plc nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSESM 100 Index and neither FTSE or London Stock Exchange Plc or FT shall be under any obligation to advise any person of any error therein.

     "FTSE(R) ", "FT-SE(R) " and "Footsie(R) " are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. "All-World", "All-Share" and "All-Small" and "FTSE4Good" are trade marks of FTSE International Limited.

Nikkei(R) 225 Index

     We have derived all information regarding the Nikkei(R) 225 Index (the "Nikkei Index") contained in this product prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

     The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All stocks included in the Nikkei Index trade on the TSE in Japanese yen. All 225 Nikkei Index stocks are listed in the First Section of the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

     The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

     o Technology - Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

     o    Financials - Banks, Miscellaneous Finance, Securities, Insurance;

     o    Consumer Goods - Marine Products, Food, Retail, Services;

     o Material - Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

     o Capital Goods/Others - Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

     o Transportation and Utilities - Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor. The weighting factor for each stock in the Nikkei Index is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each such stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the stocks in the Nikkei Index, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the stocks included in the Nikkei Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any stock in the Nikkei Index, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

     Stocks included in the Nikkei Index may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index stocks except when a stock is deleted in accordance with the following criteria.

     Any stock in the Nikkei Index becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the stock to the Second Section of the TSE. In addition, any stock in the Nikkei Index with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a stock from the Nikkei Index, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted stock. Until such replacement, the Nikkei Index will be calculated with the remaining stocks included in the Nikkei Index less the deleted stocks.

     A list of the issuers of the stocks included in the Nikkei Index is available from the NKS Economic Electronic Databank System and the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

The Tokyo Stock Exchange

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on stocks in the Nikkei Index, and these limitations may, in turn, adversely affect the value of the notes.

License Agreement

     We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

     The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this product prospectus supplement that the Nikkei

Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the notes or any member of the public regarding the advisability of investing in securities generally, or in the notes in particular, or the ability of the Nikkei Index to track general stock market performance.

     The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the notes.

     The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the notes.

     THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

     "Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by Royal Bank. The notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the notes.

The Russell 1000 Growth(R) Index

     We have obtained all information regarding the Russell 1000 Growth(R) Index contained in this product prospectus supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company (the "Russell 1000 Growth(R) Index Sponsor"). The Russell 1000 Growth(R) Index Sponsor has no obligation to continue to publish, and may discontinue publication of the Russell 1000 Growth(R) Index at any time. We make no representation or warranty as to the accuracy or completeness of such information.

     The Russell 1000 Growth(R) Index is calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of those stocks included in the Russell 1000(R) Index, all of which are incorporated in the United States and its territories, that have been determined by the Frank Russell Company to be growth oriented, with higher price-to-book ratios and higher forecasted growth values (each a "component stock" and collectively the "component stocks"). All component stocks are traded on either a major U.S. stock exchange or in the over-the-counter ("OTC") market.

Selection of Component Stocks Included in the Russell 1000 Growth(R) Index

     To be eligible for inclusion in the Russell 1000 Growth(R) Index, a company's stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company's eligibility for inclusion. Only common stocks belonging to corporations incorporated in the United States and its territories are eligible for inclusion in the Russell 1000 Growth(R) Index. The following securities are specifically excluded from the Russell 1000 Growth(R) Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds and limited partnerships that are traded on U.S. exchanges. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 1000 Growth(R) Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 1000 Growth(R) Index. However, if a stock falls below $1.00 intrayear, it will not be removed until the next reconstitution of the Russell 1000 Growth(R) Index if it is still trading below $1.00.

     The Russell 1000 Growth(R) Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituent stocks are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     The level of the Russell 1000 Growth(R) Index at any time does not reflect the payment of dividends on the component stocks included in the Russell 1000 Growth(R) Index. Because of this factor, the return on the notes will not be the same as the return you would receive if you were to purchase these stocks and hold them for a period equal to the term of the offered notes.

Computation of the Russell 1000 Growth(R) Index

     The market value of each security in the Russell 1000 Growth(R) Index is determined as a percentage of the market value within the Russell 1000(R) Index. A security designated as 100% growth will hold the same market value in the Russell 1000 Growth(R) Index as in the Russell 1000(R) Index. A security designated as 50% growth will be included at half the market value in the Russell 1000 Growth(R) Index as in the Russell 1000(R) Index. As a capitalization-weighted index, the Russell 1000 Growth(R) Index reflects changes in the capitalization, or market value, of the component stocks relative to their capitalization on a base date. The current Russell 1000 Growth(R) Index value is calculated by adding the market values of the Russell 1000 Growth(R) Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor. To calculate the Russell 1000 Growth(R) Index, last sale prices will be used for exchange-traded and Nasdaq Global Market stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth(R) Index. In order to provide continuity for the Russell 1000 Growth(R) Index value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Russell uses a "non-linear probability" method to assign growth and value weights to stocks, where the term "probability" is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the index.

     A process for assigning growth and value weights is applied to the stocks after the index is comprised. Stocks are ranked by their adjusted book-to-price ratio and their I/B/E/S forecast long-term growth mean. These rankings are converted to standardized units and combined to produce a composite value score ("CVS"). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

     o ESOP or LESOP shares -- corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

     o Corporate cross-owned shares -- when shares of a corporation included in the Russell 1000 Growth(R) Index are held by another corporation also included in the Russell 1000 Growth(R) Index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

     o Large private and corporate shares -- large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not included the Russell 1000 Growth(R) Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

     o Unlisted share classes -- classes of common stock that are not traded on a U.S. securities exchange; and

     o Initial public offering lock-ups -- shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 1000 Growth(R) Index.

Corporate Actions Affecting the Russell 1000 Growth(R) Index.

     The following summarizes the types of Russell 1000 Growth(R) Index maintenance adjustments and indicates whether or not an adjustment to the Russell 1000 Growth(R) Index is required.

     o "No Replacement" Rule -- Securities that leave the Russell 1000 Growth(R) Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Growth(R) Index over the past year will fluctuate according to corporate activity.

     o Deleted Stocks -- Effective on January 1, 2002, when deleting stocks from the Russell 1000 Growth(R) Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.

     o Exceptions -- There may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

     o Rule for Additions -- The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Growth(R) Index at the latest reconstitution.

     o Rule for Corporate Action-Driven Changes -- Beginning April 1, 2003 changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For reincorporations and exchange de-listing, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for de-listed stocks).

     o Quarterly IPO Additions -- Eligible companies that have recently completed an initial public offering ("IPO") are added to the Russell 1000 Growth(R) Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 1000 Growth(R) Index. Eligible companies will be added to the Russell 1000 Growth(R) Index using their industry's average style probability established at the latest constitution.

     Each month, the Russell 1000 Growth(R) Index is updated for changes to shares outstanding as companies report changes in share capital to the Commission. Effective April 30, 2002 only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Growth(R) Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement with Frank Russell Company

     Frank Russell Company and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, its subsidiaries and affiliates, in exchange for a fee, of the right to use indices owned and published by Frank Russell Company in connection with some securities, including the securities.

     Frank Russell Company does not guarantee the accuracy and/or the completeness of the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index or any data included in those indices and has no liability for any errors, omissions, or interruptions in those indices. Frank Russell Company makes no warranty, express or implied, as to results to be obtained by the Calculation Agent, holders of the securities, or any other person or entity from the use of the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index or any data included in those indices in connection with the rights licensed under the license agreement described in this product prospectus supplement or for any other use. Frank Russell Company makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index or any data included in those indices. Without limiting any of the above information, in no event will Frank Russell Company have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

     The notes are not sponsored, endorsed, sold or promoted by Frank Russell Company. Frank Russell Company makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index to track general stock market performance or a segment of the same. Frank Russell Company's publication of the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index in no way suggests or implies an opinion by Frank Russell Company as to the advisability of investment in any or all of the stocks upon which those indices are based. Frank Russell Company's only relationship to Royal Bank is the licensing of certain trademarks and trade names of Frank Russell Company and of the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index, which are determined, composed and calculated by Frank Russell Company without regard to Royal Bank or the notes. Frank Russell Company is not responsible for and has not reviewed the notes nor any associated literature or publications and Frank Russell Company makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index or the Russell 2000(R) Index. Frank Russell Company has no obligation or liability in connection with the administration, marketing or trading of the notes.

     Russell 1000(R) Growth Index, the Russell 1000 Value(R) Index and the Russell 2000(R) Index are registered trademarks of Russell Investment Group in the U.S. and other countries.

The Russell 1000 Value(R) Index

     We have obtained all information regarding the Russell 1000 Value(R) Index contained in this product prospectus supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company (the "Russell 1000 Value(R) Index Sponsor"). The Russell 1000 Value(R) Index Sponsor has no obligation to continue to publish, and may discontinue publication of the Russell 1000 Value(R) Index at any time. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 1000 Value(R) Index is calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of those stocks included in the Russell 1000(R) Index, all of which are incorporated in the United States and its territories, that have been determined by the Frank Russell Company to be value oriented, with lower price-to-book ratios and lower forecasted growth values (each a "component stock" and collectively the "component stocks"). All component stocks are traded on either a major U.S. stock exchange or in the over-the-counter ("OTC") market.

Selection of Component Stocks Included in the Russell 1000 Value(R) Index

     To be eligible for inclusion in the Russell 1000 Value(R) Index, a company's stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company's eligibility for inclusion. Only common stocks belonging to corporations incorporated in the United States and its territories are eligible for inclusion in the Russell 1000 Value(R) Index. The following securities are specifically excluded from the Russell 1000 Value(R) Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds and limited partnerships that are traded on U.S. exchanges. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 1000 Value(R) Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations.

     In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 1000 Value(R) Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The Russell 1000 Value(R) Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituent stocks are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     The level of the Russell 1000 Value(R) Index at any time does not reflect the payment of dividends on the component stocks included in the Russell 1000 Value(R) Index. Because of this factor, the return on the notes will not be the same as the return you would receive if you were to purchase these stocks and hold them for a period equal to the term of the offered notes.

Computation of the Russell 1000 Value(R) Index

     The market value of each security in the Russell 1000 Value(R) Index is determined as a percentage of the market value within the Russell 1000(R) Index. A security designated as 100% value will hold the same market value in the Russell 1000 Value(R) Index as in the Russell 1000(R) Index. A security designated as 50% value will be included at half the market value in the Russell 1000 Value(R) Index as in the Russell 1000(R) Index. As a capitalization-weighted index, the Russell 1000 Value(R) Index reflects changes in the capitalization, or market value, of the component stocks relative to their capitalization on a base date. The current Russell 1000 Value(R) Index value is calculated by adding the market values of the Russell 1000 Value(R) Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor. To calculate the Russell 1000 Value(R) Index, last sale prices will be used for exchange-traded and Nasdaq Global Market stocks.

     If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Value(R) Index. In order to provide continuity for the Russell 1000 Value(R) Index value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Russell uses a "non-linear probability" method to assign growth and value weights to stocks, where the term "probability" is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the index.

     A process for assigning growth and value weights is applied to the stocks after the index is comprised. Stocks are ranked by their adjusted book-to-price ratio and their I/B/E/S forecast long-term growth mean. These rankings are converted to standardized units and combined to produce a composite value score ("CVS"). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

     o ESOP or LESOP shares -- corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

     o Corporate cross-owned shares -- when shares of a corporation included in the Russell 1000 Value(R) Index are held by another corporation also included in the Russell 1000 Value(R) Index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

     o Large private and corporate shares -- large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not included the Russell 1000 Value(R) Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

     o Unlisted share classes -- classes of common stock that are not traded on a U.S. securities exchange; and

     o Initial public offering lock-ups -- shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 1000 Value(R) Index.

Corporate Actions Affecting the Russell 1000 Value(R) Index

     The following summarizes the types of Russell 1000 Value(R) Index maintenance adjustments and indicates whether or not an adjustment to the Russell 1000 Value(R) Index is required:

     o "No Replacement" Rule -- Securities that leave the Russell 1000 Value(R) Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Value(R) Index over the past year will fluctuate according to corporate activity.

     o Deleted Stocks -- Effective on January 1, 2002, when deleting stocks from the Russell 1000 Value(R) Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.

     o Exceptions -- There may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

     o Rule for Additions -- The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Value(R) Index at the latest reconstitution.

     o Rule for Corporate Action-Driven Changes -- Beginning April 1, 2003 changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For reincorporations and exchange de-listing, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for de-listed stocks).

     o Quarterly IPO Additions -- Eligible companies that have recently completed an initial public offering ("IPO") are added to the Russell 1000 Value(R) Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 1000 Value(R) Index. Eligible companies will be added to the Russell 1000 Value(R) Index using their industry's average style probability established at the latest constitution.

     Each month, the Russell 1000 Value(R) Index is updated for changes to shares outstanding as companies report changes in share capital to the Commission. Effective April 30, 2002 only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Value(R) Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Russell 2000(R) Index

     We have derived all information regarding the Russell 2000(R) Index contained in this product prospectus supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company (the "Russell 2000(R) Index Sponsor"). The Russell 2000(R) Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Russell 2000(R) Index. We do not assume any responsibility for the accuracy or completeness of any information relating to the Russell 2000(R) Index. The Russell 2000(R) Index is an index calculated, published, and disseminated by the Russell 2000(R) Index Sponsor, and measures the composite price performance of stocks of 2,000 companies incorporated and domiciled in the United States and its territories. All 2,000 stocks are traded on the New York Stock Exchange, the American Stock Exchange LLC, or Nasdaq, and form a part of the Russell 3000(R) Index. The Russell 3000(R) Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 2000(R) Index consists of the smallest 2,000 companies included in the Russell 3000(R) Index. The Russell 2000(R) Index is designed to track the performance of the small capitalization segment of the United States equity market.

Stocks Included in the Russell 2000(R) Index

     U.S.-incorporated companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 2000(R) Index. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 2000(R) Index. Companies incorporated in these regions are specifically considered eligible for the

Russell 2000(R) Index only if the company meets one of the following criteria:
(i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 2000(R) Index. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, paired shares, warrants, and rights also are excluded. Trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on United States exchanges also are ineligible for inclusion. In addition, Berkshire Hathaway is excluded as a special exception. Real Estate Investment Trusts and Beneficial Trusts, however, are eligible for inclusion.

     In general, only one class of securities of a company is allowed in the Russell 2000(R) Index, although exceptions to this general rule have been made where the Russell 2000(R) Index Sponsor has determined that each class of securities acts independently of the other. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000(R) Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The primary criterion used to determine the initial list of securities eligible for the Russell 3000(R) Index is total market capitalization, which is defined as the price of a company's shares times the total number of available shares, as described below. Based on closing values on May 31 of each year, the Russell 2000(R) Index Sponsor reconstitutes the composition of the Russell 3000(R) Index using the then existing market capitalizations of eligible companies. As of the last Friday in June of each year, the Russell 2000(R) Index is adjusted to reflect the reconstitution of the Russell 3000(R) Index for that year. Real-time dissemination of the Russell 2000(R) Index began on January 1, 1987.

Computation of the Russell 2000(R) Index

     As a capitalization-weighted index, the Russell 2000(R) Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000(R) Index value is calculated by adding the market values of the Russell 2000(R) Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Russell 2000(R) Index on the base date of December 31, 1986. To calculate the Russell 2000(R) Index, last sale prices will be used for exchange-traded and Nasdaq stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000(R) Index. In order to provide continuity for the Russell 2000(R) Index's value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10.00% or more) is based on information recorded in notes and Exchange Commission filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

     o ESOP or LESOP shares--shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

     o Corporate cross-owned shares--when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

     o Large private and corporate shares--when an individual, a group of individuals acting together, or a corporation not in the index owns 10.00% or more of the shares outstanding. However, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class;

     o Unlisted share classes--classes of common stock that are not traded on a United States securities exchange or Nasdaq; and

     o Initial public offering lock-ups - shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000(R) Index.

     The following summarizes the types of Russell 2000(R) Index maintenance adjustments and indicates whether or not an index adjustment is required.

     o "No Replacement" Rule--Securities that leave the Russell 2000(R) Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000(R) Index over a year will fluctuate according to corporate activity.

     o Rule for Corporate Action-Driven Changes--When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 2000(R) Index at the open of trading on the ex-date using the previous day's closing prices.

     o When acquisitions or mergers take place within the Russell 2000(R) Index, the stock's capitalization moves to the acquiring stock; as a result, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

     o Deleted Stocks--When deleting stocks from the Russell 2000(R) Index as a result of exchange delisting or reconstitution, the price used is the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect delisted stocks were the last traded price on the primary exchange. There may be corporate events, like mergers or acquisitions, that result in the lack of a current market price for the deleted security, and in such an instance the latest primary exchange closing price available will be used.

     o Additions for Spin-Offs--Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell Index at the latest reconstitution.

     o Quarterly IPO Additions--Eligible companies that have recently completed an initial public offering are added to the Russell 2000(R) Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000(R) Index. Eligible companies will be added to the Russell 2000(R) Index using their industry's average style probability established at the latest constitution.

     In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade; (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000(R) Index as of the latest June reconstitution; and (3) meet criteria (1) and (2) during an initial offering period.

     Each month, the Russell 2000(R) Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 2000(R) Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Neither we nor any of our affiliates, including the agents, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Russell 2000(R) Index or any successor

Russell 2000(R) Index. The Russell 2000(R) Index Sponsor does not guarantee the accuracy or the completeness of the Russell 2000(R) Index or any data included in the Russell 2000(R) Index. The Russell 2000(R) Index Sponsor assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Russell 2000(R) Index. The Russell 2000(R) Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Russell 2000(R) Index or the manner in which the Russell 2000(R) Index is applied in determining the amount payable at maturity.

License Agreement

     We have entered into a non-exclusive license agreement with the Russell 2000(R) Index Sponsor providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the Russell 2000(R) Index Sponsor (including the Russell 2000(R) Index) in connection with certain securities, including the notes.

     The license agreement between Royal Bank and the Russell Index Sponsor requires that the following language be stated in this product prospectus supplement:

     The notes are not sponsored, endorsed, sold, or promoted by the Russell 2000(R) Index Sponsor. The Russell 2000(R) Index Sponsor makes no representation or warranty, expressed or implied, to you or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000(R) Index to track general stock market performance or a segment of the same. The Russell 2000(R) Index Sponsor's publication of the Russell 2000(R) Index in no way suggests or implies an opinion by the Russell 2000(R) Index Sponsor as to the advisability of investment in any or all of the securities upon which the Russell 2000(R) Index is based. The Russell 2000(R) Index Sponsor's only relationship to us is the licensing of certain trademarks and trade names of the Russell 2000(R) Index Sponsor and of the Russell 2000(R) Index which is determined, composed, and calculated by the Russell 2000(R) Index Sponsor without regard to us or the notes. The Russell 2000(R) Index Sponsor is not responsible for and has not reviewed the notes nor any associated literature or publications and the Russell 2000(R) Index Sponsor makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. The Russell 2000(R) Index Sponsor reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Russell 2000(R) Index. The Russell 2000(R) Index Sponsor has no obligation or liability in connection with the administration, marketing, or trading of the notes.

     THE RUSSELL 2000(R) INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN AND THE RUSSELL 2000(R) INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE RUSSELL 2000(R) INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN. THE RUSSELL 2000(R) INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE RUSSELL 2000(R) INDEX SPONSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500(R) Index

     We have derived all information regarding the S&P 500(R) Index (the "S&P Index") contained in this product prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

     The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "Component Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

     S&P calculates the S&P Index by reference to the prices of the Component Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the stocks that compose the S&P Index and received the dividends paid on such stocks.

S&P Index Composition, Maintenance and Calculation

     The S&P Index was developed by S&P and is calculated, maintained and published by S&P. The S&P Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the Component Stocks as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the "Market Value" of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P Index based on a half float-adjusted formula, and on September 16, 2005, the S&P Index became fully float-adjusted. S&P's criteria for selecting stocks for the S&P Index will not be changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P Index reflect only those shares that are available to investors, not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

     o holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

     o holdings by government entities, including all levels of government in the United States or foreign countries; and

     o holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     The S&P Index is calculated using a base-weighted aggregate methodology: the level of the S&P Index reflects the total Market Value of all 500 Component Stocks relative to the S&P Index's base period of 1941-43 (the "Base Period").

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P Index, it is the only link to the original Base Period level of the S&P Index. The Index Divisor keeps the S&P Index comparable over time and is the manipulation point for all adjustments to the S&P Index ("Index Maintenance").

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs.

     To prevent the level of the S&P Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in the total Market Value, the level of the S&P Index remains constant. This helps maintain the level of the S&P Index as an accurate barometer of stock market performance and ensures that the movement of the S&P Index does not reflect the corporate actions of individual companies in the S&P Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P Index closing level.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

    Type of                                                                                               Divisor
Corporate Action                                         Comments                                        Adjustment
----------------                                         --------                                        ----------
Company                 Net change in market value determines divisor adjustment.                        Yes
added/deleted

Change in shares        Any combination of secondary issuance, share repurchase or buy back-share        Yes
outstanding             counts revised to reflect change

                                     PS-36

    Type of                                                                                               Divisor
Corporate Action                                         Comments                                        Adjustment
----------------                                         --------                                        ----------
Stock split             Share count revised to reflect new count.  Divisor adjustment is not required    No
                        since the share count and price changes are offsetting.

Spin-off                If spun-off company is not being added to the index, the divisor adjustment      Yes
                        reflects the decline in index market value (i.e., the value of the spun-off unit).

Spin-off                Spun-off company added to the index, no company removed from the index.          No

Spin-off                Spun-off company added to the index, another company removed to keep number      Yes
                        of names fixed.  Divisor adjustment reflects deletion.

Change in IWF due       Increasing (decreasing) the IWF increases (decreases) the total market value     Yes
to a corporate          of the index.  The divisor change reflects the change in market value caused
action or a             by the change to an IWF.
purchase or sale by
an inside holder

Special Dividend        When a company pays a special dividend the share price is assumed to drop by     Yes
                        the amount of the dividend; the divisor adjustment reflects this drop in index market value.

Rights offering         Each shareholder receives the right to buy a proportional number of              Yes
                        additional shares at a set (often discounted) price.  The calculation assumes that the offering is fully subscribed.  Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

     Stock splits and stock dividends do not affect the Index Divisor of the S&P Index, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the "Post-Event Market Value"). In order that the level of the S&P Index not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows, where "Old Divisor" is the Index Divisor before the corporate event and "Pre-Event Market Value" is the market value of the component stocks before the corporate event:

         New Divisor   =    Old Divisor    x    Post-Event Market Value
                                                -----------------------
                                                Pre-Event Market Value

     Changes in a company's shares outstanding of 5% or more due to mergers, acquisition, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. All other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December, and are usually announced two days prior.

     IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement

     S&P and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the notes. The S&P Index is owned and published by S&P.

     The license agreement between S&P and Royal Bank provides that the following language must be set forth in this product prospectus supplement:

     The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P Index to track general stock market performance. S&P's only relationship to Royal Bank is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to Royal Bank or the notes. S&P has no obligation to take the needs of Royal Bank or the owners of the notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

     WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Royal Bank. The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

                      HISTORICAL TRADING LEVEL INFORMATION

     We may provide historical level information on the relevant Underlying Index in the relevant pricing supplement. You should not take any such historical levels of the Underlying Index as an indication of the future performance. We cannot give you any assurance that the level of the Underlying Index will not decrease by more than the Buffer percentage Amount, thus preventing you from receiving an amount equal to the principal amount of your notes at maturity.

     Because the cash delivery amount on your notes is linked to the closing level of the Underlying Index on the valuation date and is to be determined under a formula that caps the rate of return on your notes, and because your notes may be subject to an Automatic Call, the principal of your notes is not protected and the rate of return on your notes may be less than that on the Underlying Index over a comparable period. See "Additional Risk Factors Specific to Your Notes -- Your Investment in the Notes May Result in a Loss" above for more information about this risk.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

     The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

     In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Product Prospectus Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

     This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

     Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the pricing supplement related thereto. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

     Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

     In the event that a note is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank (including pursuant to the Automatic
Call) or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

     Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

     The following disclosure--including the opinion of Sullivan & Cromwell LLP--has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Sullivan & Cromwell LLP), or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Sullivan & Cromwell LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that the Underlying Index will be one of the indices listed in this product prospectus supplement under "Common Indices" and that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes. If the Underlying Index for any particular note is not listed in this product prospectus supplement under "Common Indices," or an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the tax treatment of that note may differ substantially from the discussion below. There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

     Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

     The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     In the opinion of our counsel, Sullivan & Cromwell LLP, it would generally be reasonable to treat a note with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the Underlying Index for United States Federal income tax purposes. The notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, a holder should generally recognize capital gain or loss upon the sale or maturity of the notes (including the settlement of an Automatic Call) in an amount equal to the difference between the amount a holder receives at such time and the holder's tax basis in the notes. In general, a holder's tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same holder until maturity, that holder's holding period will generally include the Maturity Date.

     Alternative Treatments. On December 7, 2007 the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the applicable pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

     In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. This legislation, as currently drafted, will not affect notes that have a term of one year or less when issued. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

     Other alternative treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument. If the notes have a term that exceeds of one year, such a debt instrument would be subject to the special tax rules governing contingent debt instruments. If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single contingent short-term debt instrument, which would result in tax consequences that are different from those described above.

     If the Underlying Index periodically rebalances, it is possible that the notes could be treated as a series of derivative contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a holder would be treated as disposing of the notes on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and a holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder's basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

     Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

     Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or one of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

     To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

               Bullish Buffered Index-Linked Enhanced Return Notes

                                November 12, 2008